UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2015

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification Number)

3499 Route 9N, Suite 3D, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of Monmouth Real Estate Investment Corporation (the “Company”) was held on May 14, 2015. There were 58,436,307 shares of common stock entitled to vote at the meeting and a total of 51,120,022 shares (87.48%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class III Directors, each to serve until the 2018 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Withhold	Broker Non-Votes
Catherine B. Elflein	27,282,855	7,769,511	16,067,656
Eugene W. Landy	27,043,763	8,008,603	16,067,656
Michael P. Landy	27,927,202	7,125,164	16,067,656
Samuel A. Landy	25,119,009	9,933,357	16,067,656

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015:

No. of Votes
For	50,767,918
Against	242,555
Abstain	109,549
Broker Non-Votes	-0-

Proposal 3 – A non-binding shareholder proposal regarding majority voting in uncontested elections of directors:

No. of Votes
For	20,774,020
Against	13,949,479
Abstain	328,867
Broker Non-Votes	16,067,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller

Kevin S. Miller

Chief Financial and Accounting Officer

Date May 15, 2015